Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statement of operations based upon the combined historical financial statements of Helix TCS, Inc. (the “Company” or “Helix”), and Green Tree International, Inc. (“GTI”) after giving effect to the business combination between Helix and GTI and adjustments described in the accompanying notes.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019 combine the historical results and operations of GTI and the Company giving effect to the transaction as if it occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Helix and GTI and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805 and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

HELIX TCS, INC.

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2019

(UNAUDITED)

	HELIX	GREEN TREE INTL.	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED

Security and guarding	$2,552,240	$-	$-		$2,552,240
Systems installation	202,608	-	-		202,608.00
Software	4,515,132	-	-		4,515,132.00
Total revenues	$7,269,980	$-	$-		$7,269,980
Cost of revenue	3,921,918	-	-		3,921,918
Gross margin	3,348,062	-	-		3,348,062

Operating expenses:
Selling, general and administrative	2,107,369	456,325	-		2,563,694
Salaries and wages	2,466,546	184,864	-		2,651,410
Professional and legal fees	1,480,556	41,006	-		1,521,562
Depreciation and amortization	2,355,977	2,209	50,223	(a)	2,408,409
Total operating expenses	8,410,448	684,404	50,223		9,145,075

Loss from operations	(5,062,386)	(684,404)	(50,223)		(5,797,013)

Other income (expenses):
Change in fair value of convertible note	(142,341)	-	-		(142,341)
Change in fair value of convertible note - related party	(705,270)	-	-		(705,270)
Change in fair value of warrant liability	2,238,145	-	-		2,238,145
Change in fair value of contingent consideration	(880,050)	-	-		(880,050)
Loss on issuance of warrants	(787,209)	-	-		(787,209)
Realized and unrelaized loss on marketable securities	-	(124,483)	-		(124,483)
Gain on extinguishment of debt	-	-	-		-
Loss on impairment of Goodwill	-				-
Gain on reduction of obligation pursuant to acquisition	-	-	-		-
Interest expense	(690,282)	(61,799)	23,333	(c)	(728,748)
Other income (expenses)	(967,007)	(186,282)	23,333		(1,129,956)

Net loss	$(6,029,393)	$(870,686)	$(26,890)		$(6,926,969)

Other comprehensive income:
Changes in foreign currency translation adjustment	3,657	-	-		3,657
Total other comprehensive income	3,657	-	-		3,657
Total comprehensive loss	(6,025,736)	(870,686)	(26,890)		(6,923,312)

Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	-	-	-		-

Net loss attributable to common shareholders	$(6,025,736)	$(870,686)	$(26,890)		$(6,923,312)

Net loss per share attributable to common shareholders:
Basic	$(0.08)	$-	$(0.00)		$(0.08)
Diluted	$(0.08)	$-	$(0.00)		$(0.08)

Weighted average common shares outstanding:
Basic	74,324,689	-	16,765,727		91,090,416
Diluted	74,324,689	$-	16,765,727		91,090,416

HELIX TCS, INC.

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

	HELIX	GREEN TREE INTL.	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED

Security and guarding	$4,889,472	$-	$-		$4,889,472
Systems installation	499,138	-	-		499,138.00
Software	4,174,963	-	-		4,174,963.00
Total revenues	$9,563,573	$-	$-		$9,563,573
Cost of revenue	5,969,039	-	-		5,969,039
Gross margin	3,594,534	-	-		3,594,534

Operating expenses:
Selling, general and administrative	2,491,518	1,730,795	-		4,222,313
Salaries and wages	5,918,594	1,144,238	-		7,062,832
Professional and legal fees	2,263,212	128,100	-		2,391,312
Depreciation and amortization	3,086,531	4,418	100,445	(a)	3,191,394
Total operating expenses	13,759,855	3,007,551	100,445		16,867,851

Loss from operations	(10,165,321)	(3,007,551)	(100,445)		(13,273,317)

Other income (expenses):
Change in fair value of convertible note	450,216	(742,857)	742,857	(b)	450,216
Change in fair value of convertible note - related party	93,506	-	-		93,506
Change in fair value of obligation to issue warrants	1,625,398	-	-		1,625,398
Change in fair value of contingent consideration	(131,306)	-	-		(131,306)
Loss on induced conversion of convertible note	-	-	-		-
Loss on marketable securities	-	(125,536)	-		(125,536)
Gain on extinguishment of debt	-	33,000	-		33,000
Loss on impairment of Goodwill	(664,329)				(664,329)
Gain on reduction of obligation pursuant to acquisition	607,415	-	-		607,415
Interest expense	2,841	(17,444)	17,444	(c)	2,841
Other income (expenses)	1,983,741	(852,837)	760,301		1,891,205

Net loss	$(8,181,580)	$(3,860,388)	$659,856		$(11,382,112)

Other comprehensive income:
Changes in foreign currency translation adjustment	17,991	-	-		17,991
Total other comprehensive income	17,991	-	-		17,991
Total comprehensive loss	(8,163,589)	(3,860,388)	659,856		(11,364,121)

Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	(22,202,194)	-	-		(22,202,194)

Net loss attributable to common shareholders	$(30,365,783)	$(3,860,388)	$659,856		$(33,566,315)

Net loss per share attributable to common shareholders:
Basic	$(0.56)	$-	$0.04		$(0.48)
Diluted	$(0.56)	$-	$0.04		$(0.48)

Weighted average common shares outstanding:
Basic	53,777,343	-	16,765,727		70,543,070
Diluted	53,777,343	$-	$16,765,727		70,543,070

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

On February 5, 2019, the Company and its wholly owned subsidiary, Merger Sub, entered into the Amercanex Merger Agreement with GTI and Steve Janjic, as the representative of the GTI shareholders, pursuant to which Merger Sub merged with and into GTI (the “Merger”).

Pursuant to the Amercanex Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company will issue to the GTI stockholders an amount of unregistered shares of the Company’s common stock equal to $15 million, based on the average closing price of the Company’s common stock over the forty-five (45) trading day period ending three (3) trading days prior to the Closing Date. If the Closing occurs and revenues of GTI in the second 12 month period following the Closing Date exceed $5 million and are less than or equal to $10 million, Parent shall issue to the Company Shareholders a number of unregistered Parent Shares (whether issued or reserved for issuance) equal to the quotient of (a) $5 million divided by (b) the Parent Share Price multiplied by the quotient of (c) the revenues of the Company in the second 12 month period following the Closing Date less $5 million divided by (d) $5 million.

To secure the indemnification obligations of the GTI shareholders to the Company under the Merger Agreement, 4,140,274 of the Company shares issued to the GTI shareholders were held back and the Company will be entitled to retain such number of the holdback shares as necessary to satisfy those indemnification obligations. 50% of the holdback shares that remain after satisfaction of any indemnification obligations will be released 12 months after the closing date of the merger, and the remainder 24 months after the closing date of the merger. Additionally, if in the first 12 months following the closing GTI generates less than $1.5 million of revenues, 100% of the holdback shares shall be returned to the Company.

In connection with closing the Merger on September 10, 2019, the Company issued 16,765,727 unregistered shares of its common stock to GTI stockholders. In connection with the Merger, Steve Janjic joined the board of directors of the Company.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3. Consideration Transferred

In consideration of the interests, the Company issued 16,765,727 unregistered shares of Company common stock to GTI stockholders, of which 4,140,274 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary.

The Company has made a provisional allocation of the purchase price of the GTI transaction to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the provisional purchase price allocations relating to the GTI transaction:

Base Price - Common Stock	$12,909,611
Total Purchase Price	$12,909,611

4. Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value	Weighted Average Useful Life (in years)

Assets acquired:
Note receivable, net	$135,000
Property, plant and equipment, net	12,142
Software	452,002	4.5
Goodwill	12,980,840
Total assets acquired	$13,579,984

Liabilities assumed:
Accounts payable	$43,717
Notes payable	400,000
Other liabilities	226,656
Total liabilities assumed	670,373
Estimated fair value of net assets acquired:	$12,909,611

The Company has not completed the valuation studies necessary to finalize the acquisition fair values of the assets acquired and liabilities assumed and related allocation of purchase price for GTI. Accordingly, the type and value of the intangible assets amounts set forth above are preliminary. Once the valuation process is finalized for GTI, there could be changes to the reported values of the assets acquired and liabilities assumed, including goodwill and intangible assets and those changes could differ materially from what is presented above.

5. GTI – Pro Forma Adjustments

(a)	Reflects the preliminary adjustment for the amortization expense associated with the fair value of the identifiable intangible assets acquired in the GTI acquisition, over their estimated useful lives.

(b)	Reflects the adjustment to remove the change in fair value associated with the convertible note payable, which was renegotiated concurrent with the closing of the Merger and accordingly the derivative liability was extinguished.

(c)	Reflects the adjustment to remove the interest expense associated with the convertible note payable, which was renegotiated concurrent with the closing of the Merger, and accordingly interest expense would no longer accrue.

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